Financial Statements

                     Allied Color Industries, Inc.
                 Profit Sharing Plan for Associates of
          Broadview Heights, OH, Greenville SC and Phoenix AZ
                          December 31, 1993 and 1992






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ALLIED COLOR INDUSTRIES, INC. PROFIT SHARING
PLAN FOR ASSOCIATES OF BROADVIEW
HEIGHTS, OH, GREENVILLE, SC, AND PHOENIX, AZ


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                            December 31         December 31
                                                1993                1992
ASSETS
 Hanna Stock Fund                               $14,271             $     -
 Wells Fargo Collective Investment Funds      3,877,951           3,115,252
                                             -----------         -----------
                    TOTAL INVESTMENTS         3,892,222           3,115,252

Receivables:
 Employer contribution receivable               206,854             296,121
 Loans receivable                               195,795                   -
                                             -----------         -----------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS   $4,294,871          $3,411,373
                                             ===========         ===========





See notes to financial statements.

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ALLIED COLOR INDUSTRIES, INC. PROFIT SHARING
PLAN FOR ASSOCIATES OF BROADVIEW
HEIGHTS, OH, GREENVILLE, SC, AND PHOENIX, AZ


STATEMENT OF CHANGES IN NET ASSETS
AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                        Three-Way                  S&P          US          US
                                                           Asset      Growth      Midcap      Treasury     Tilts &      Money
                                               Sweep     Allocation    Stock       Stock     Allocation    Timing      Market
                                              Account      Fund        Fund        Fund         Fund        Fund        Fund
                                             ---------   ---------   ---------   ---------   ----------   ---------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992             $370,626    $723,177    $371,177    $456,026     $352,316    $400,354    $737,697

Investment Income:
   Interest                                     1,222                                                                    9,764
   Mutual fund income
   Gain on sale of investments                             62,605       1,497      30,918       41,343      10,195
   Unrealized appreciation of
      investments                                                                  23,684                   31,198
                                             ---------   ---------   ---------   ---------   ----------   ---------   ---------
                                                1,222      62,605       1,497      54,602       41,343      41,393       9,764

Contributions:
   Employees                                               16,589      20,700      96,715       12,197      24,655      94,641
   Employer matching contributions
   Employer profit sharing contributions       (5,071)     63,076      42,981      46,656       39,320      44,577      80,227
   Reverse 1992 employer receivable          (296,121)
   1993 employer receivable                   206,854
                                             ---------   ---------   ---------   ---------   ----------   ---------   ---------
                                              (94,338)     79,665      63,681     143,371       51,517      69,232     174,868
Distributions to employees
   partially and wholly with-
   drawn from the plan                        (62,330)     (7,801)     (3,250)     (3,545)     (11,189)     (1,495)    (12,240)

Net transfers (from) to other
   funds                                       59,979    (857,597)   (433,059)   (258,925)    (433,935)   (161,421)   (910,023)

Administrative expenses                          (171)        (49)        (46)        (41)         (52)        (71)        (66)

                                             ---------   ---------   ---------   ---------   ----------   ---------   ---------
       NET ADDITIONS                          (95,638)   (723,177)   (371,177)    (64,538)    (352,316)    (52,362)   (737,697)

                                             ---------   ---------   ---------   ---------   ----------   ---------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993             $274,988          $0          $0    $391,488           $0    $347,992          $0
                                             =========   =========   =========   =========   ==========   =========   =========



                                           Wellsfunds   Wellsfunds   Wellsfunds    Wellsfunds     Hanna
                                             Asset        Growth        Money       Treasury      Stock
                                           Allocation     Stock        Market      Allocation     Fund        Loans        Total
                                           ----------   ----------   -----------   ----------   ---------   ---------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992                  $0           $0            $0           $0          $0          $0    $3,411,373

Investment Income:
   Interest                                                                                                   12,810        23,796
   Mutual fund income                         17,695       14,425        17,503       17,307                                66,930
   Gain on sale of investments                 2,855       19,133                      1,475                               170,021
   Unrealized appreciation of
      investments                             15,393       29,057                     (3,411)        (47)                   95,874
                                           ----------   ----------   -----------   ----------   ---------   ---------   -----------
                                              35,943       62,615        17,503       15,371         (47)     12,810       356,621

Contributions:
   Employees                                  13,927       82,122        21,957       12,357      14,318                   410,178
   Employer matching contributions
   Employer profit sharing contributions                                                                                   311,766
   Reverse 1992 employer receivable                                                                                       (296,121)
   1993 employer receivable                                                                                                206,854
                                           ----------   ----------   -----------   ----------   ---------   ---------   -----------
                                              13,927       82,122        21,957       12,357      14,318           0       632,677
Distributions to employees
   partially and wholly with-
   drawn from the plan                             0       (2,052)         (712)        (535)                             (105,149)

Net transfers (from) to other
   funds                                     609,013      351,683     1,573,323      277,977                 182,985             0

Administrative expenses                          (37)         (33)          (54)         (31)                                 (651)

                                           ----------   ----------   -----------   ----------   ---------   ---------   -----------
       NET ADDITIONS                         658,846      494,335     1,612,017      305,139      14,271     195,795       883,498

                                           ----------   ----------   -----------   ----------   ---------   ---------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993            $658,846     $494,335    $1,612,017     $305,139     $14,271    $195,795    $4,294,871
                                           ==========   ==========   ===========   ==========   =========   =========   ===========
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